                                                                 EXHIBIT 3 (ii)



                                    AMENDED


                                     BYLAWS

                                     OF THE

                           MOBILE AREA NETWORKS, INC.

                                   ARTICLES I . . . . . . . .                 1
                                    OFFICES . . . . . . . . .                 1
Section 1.  Principal Office . . . . . . . . . . .                            1
Section 2.  Other Offices. . . . . . . . . . . . .                            1

                                   ARTICLE II . . . . . . . .                 1
                                    SHAREHOLDERS. . . . . . .                 1
Section 1.  Time and Place of Meetings . . . . . .                            1
Section 2.  Annual Meetings  . . . . . . . . . . .                            1
Section 3.  Special Meetings . . . . . . . . . . .                            1
Section 4.  Notice . . . . . . . . . . . . . . . .                            1
Section 5.  Closing of Share Transfer Records and
      Fixing Record Dates for Matters other than
      Consents to Action . . . . . . . . . . . . .                            1
Section 6.  Fixing Record Dates for Consents to
      Action . . . . . . . . . . . . . . . . . . .                            2
Section 7.  List of shareholders . . . . . . . . .                            2
Section 8.  Quorum . . . . . . . . . . . . . . . .                            3
Section 9.  Voting . . . . . . . . . . . . . . . .                            3
Section 10. Action to Consent. . . . . . . . . . .                            4
Section 11. Presence at Meetings by Means of
      Communications equipment . . . . . . . . . .                            5


                                   ARTICLES III . . . . . . .                 5
                                    DIRECTORS . . . . . . . .                 5
Section 1.  Number of Directors  . . . . . . . . .                            5
Section 2.  Vacancies  . . . . . . . . . . . . . .                            5
Section 3.  General Powers . . . . . . . . . . . .                            6
Section 4.  Place of Meetings. . . . . . . . . . .                            6
Section 5.  Annual Meetings  . . . . . . . . . . .                            6
Section 6.  Regular Meetings . . . . . . . . . . .                            6
Section 7.  Special Meetings . . . . . . . . . . .                            6
Section 8.  Quorum Voting  . . . . . . . . . . . .                            7
Section 9.  Committees of the Board of Directors .                            7
Section 10. Compensation of Directors  . . . . . .                            7
Section 11. Action By Unanimous Vote   . . . . . .                            7
Section 12. Presence at Meetings by Means of
      Communications Equipment . . . . . . . . . .                            8


                                   ARTICLE IV . . . . . . . .                 8
                                    NOTICES   . . . . . . . .                 8
Section 1.  Form of Notice . . . . . . . . . . . .                            8
Section 2.  Waiver . . . . . . . . . . . . . . . .                            8
Section 3.  When Notice Unnecessary  . . . . . . .                           18

                                   ARTICLE V . . . . . . . . .                9
                                    OFFICERS . . . . . . . . .                9
Section 1.  General  . . . . . . . . . . . . . . .                            9
Section 2.  Election . . . . . . . . . . . . . . .                            9
Section 3.  Chairman of the Board  . . . . . . . .                            9
Section 4.  President  . . . . . . . . . . . . . .                            9
Section 5.  Vice Presidents  . . . . . . . . . . .                            9
Section 6.  Assistant Vice Presidents  . . . . . .                           10
Section 7.  Secretary  . . . . . . . . . . . . . .                           10
Section 8.  Assistant Secretaries  . . . . . . . .                           10
Section 9.  Treasurer  . . . . . . . . . . . . . .                           10
Section 10. Assistant Treasurers . . . . . . . . .                           11
Section 11. Bonding  . . . . . . . . . . . . . . .                           11

                                   ARTICLE VI  . . . . . . . .               11
         CERTIFICATES REPRESENTING SHARES  . . . .                           11
Section 1.  Form of Certificates   . . . . . . . .                           11
Section 2.  Lost Certificates  . . . . . . . . . .                           12
Section 3.  Transfer of Shares . . . . . . . . . .                           12
Section 4.  Registered Shareholders. . . . . . . .                           12

                                   ARTICLE VII . . . . . . . .               12
         INDEMNIFICATION OF OFFICERS AND DIRECTOR. .                         12
Section 1.  General. . . . . . . . . . . . . . . .                           12
Section 2.  Insurance. . . . . . . . . . . . . . .                           13

                                   ARTICLE VIII  . . . . . . .               13
                             GENERAL PROVISIONS  . . . . . . .               13

Section 1.  Distributions and Share Dividends. . .                           13
Section 3.  Reserves . . . . . . . . . . . . . . .                           13
Section 3.  Fiscal Year. . . . . . . . . . . . . .                           14
Section 4.  Seal . . . . . . . . . . . . . . . . .                           14
Section 5.  Resignation. . . . . . . . . . . . . .                           14

                                   ARTICLE IX  . . . . . . . .               14
                          AMENDMENTS TO BYLAWS . . . . . . . .               14

                                    ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be determined by the Board of Directors.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. TIME AND PLACE OF MEETINGS. Meetings of the shareholders shall be held at such time and at such place, within or without the State of Texas, as shall be determined by the Board of Directors.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of shareholders shall be held on such date and at such time as shall be determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the share-holders may be called at any time by the Chief Executive Officer or the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of the holders of not less than ten percent (10 %) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting, unless the Articles of Incorporation provide for a different percentage, in which event such provision of the Articles of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         SECTION 4. NOTICE. Written or printed notice stating the place, day and hour of any shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

         SECTION 5. CLOSING OF SHARE TRANSFER RECORDS AND FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

         SECTION 6. FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to this section 6, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act (herein called the "Act"), the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place if business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the Chief Executive Officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date which the Board of Directors adopts a resolution taking such prior action.

         SECTION 7. LIST OF SHAREHOLDERS. The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the share-holders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, with list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         SECTION 8. QUORUM. A quorum shall be present at a meeting of shareholders if the holders of share having a majority of the voting power represented by all issued and outstanding share entitled to vote at the meeting are present in person or represented by proxy at such meeting, unless otherwise provided by the Articles of Incorporation in accordance with the Act. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by a vote of the holders of a majority of the share represented in person or by proxy at such meeting until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 9. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation or these Bylaws in accordance with the Act.

         Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the Act, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         At every meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the Articles of Incorporation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation. At each election of directors, every shareholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation. Every proxy must be executed in writing by the shareholder. A telegram, telex, cablegram ram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this Section 9. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 10. ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent.

         In addition, if the Articles of Incorporation so provide, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholder without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation and set forth below in this Section 10, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the Chief Executive Officer of the Corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by a shareholder for the purposes of this Section 10.

         SECTION 11. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute present in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Articles of Incorporation. No decreases in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors, except as provided in Section 2 of this Article III, and each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

         SECTION 2. VACANCIES. Subject to other provisions of this Section 2, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this
Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Shareholders holding a majority of shares then entitled to vote at an election of directors may, at any time and with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

         Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

         SECTION 3. GENERAL POWERS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, which may do or cause to be done all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

         SECTION 5. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed.

         SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer and shall be called by the

Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such person or persons. Notice of any special meeting shall be given at least 24 hours previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telex, telecopy, telegram or other means of immediate communication, and at least 72 hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in Section 2 of Article IV of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 8. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Section 1 of this Article III shall constitute a quorum for the transaction of business. At all meetings of committees of the Board of Directors (if one or more be designated in the manner described in Section 9 of this Article III), the presence of a majority of the number of directors fixed from time to time by resolution of the Board of Directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum shall be the act of the Board of Directors or the Committee, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors to authorize such business transaction. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present.

         SECTION 9. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation. Any member of a committee of the Board of Directors may be removed, for or without cause, by the affirmative vote of a majority or the whole Board of Directors. If any vacancy or vacancies occur in a committee of the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         SECTION 10. COMPENSATION OF DIRECTORS. Unless otherwise provided by resolution of the Board of Directors, directors, as members of the Board of Directors or of any committee thereof, shall not be entitled to receive any stated salary for their services. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         SECTION 11. ACTION BY UNANIMOUS CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

         SECTION 12. PRESENCE AT MEETINGS BY MEANS OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to the Section 12 shall constitute presence in person at such meeting, except where a person participated in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or conceived.

                                   ARTICLES IV

                                     NOTICES

         SECTION 1. FORM OF NOTICE. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, or by telex, telecopy, or telegram, or other means of immediate communication, addressed or transmitted to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid. Any notice required or permitted to be given by telex, telecopy, telegram, or other means of immediate communication shall be deemed to be given at the time of actual delivery.

         SECTION 2. WAIVER. Whenever under the provisions of the Act, the Articles of Incorporation or these, Bylaws, any notice is required to be given to any director or shareholder of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

         SECTION 3. WHEN NOTICE UNNECESSARY. Whenever under provisions of the Act, the Articles of Incorporation or these Bylaws, any notice is required to be given to any shareholder, such notice need not be given to the share-holder if
(1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. GENERAL. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

         SECTION 2. ELECTION. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board of Directors except the Chairman of the Board, if one be elected. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.


                                  ARTICLE V

        SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the board, if any, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to sign all corporate checks, and negotiate all bank transfers of funds on behalf of the Corporation; to borrow money on behalf of the Corporation; to make loans from the Corporation to any officer, director, employee, subsidiary, or any other entity, as is reasonable and prudent, under the prevailing circumstances; to cause the employment or appointment of such officers, employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws, to remove or suspend any officer, employee or agent who shall have been employed or appointed under the authority of the Board of Directors, his authority or under authority of an officer subordinate to him.

        SECTION 4. PRESIDENT. The President shall be the ranking and Chief Executive Officer of the Corporation, and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board if same be incompetent or otherwise unavailable to perform, as determined by the Board of Directors. The President shall be the Chief Operating Officer of the Corporation and as such shall have, subject to review and approval of the Chairman of the Board, if one be elected, the responsibility for the operation of the Corporation.

         SECTION 5. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in
Section 9 of this Article for the Treasurer, and shall report directly to the Chief Executive Officer of the Corporation.

         SECTION 6. ASSISTANT VICE PRESIDENTS. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

         SECTION 7. SECRETARY. The Secretary shall attend and record minutes of the proceedings of all meetings of the Board of Directors and any committees thereof and all meetings of the shareholders. He shall file the records of such meetings in one or more books to be kept by him for that purpose. Unless the Corporation has appointed a transfer agent or other agent to keep such a record, the secretary shall also keep at the Corporation's registered office or principal place of business a records of the original issuance of shares issued by the Corporation and a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer. He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         SECTION 8. ASSISTANT SECRETARIES. In the absence of a Secretary or in the event of his inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretary in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Secretary may from time to time prescribe.

         SECTION 9. TREASURER. The Treasurer, if any (or the Vice President in charge of finance, if one be elected), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if any, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or any such Vice President in charge of finance.

         SECTION 10. ASSISTANT TREASURERS. In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer, if one be elected (or, if there shall be more than one, the Assistant Treasurer in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

         SECTION 11. BONDING. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         SECTION 1. FORM OF CERTIFICATES. The Corporation shall deliver Certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the share transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number and class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof a full summary statement of matters described on certificates representing shares, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation. Either the seal of the Corporation or the signatures of the Corporation's officers or both may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 2. LOST CERTIFICATES. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the share transfer records of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation, these Bylaws or any agreement among shareholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 4. REGISTERED SHAREHOLDERS. Except as otherwise provided in the Act or other Texas law, the Corporation shall be entitled to regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of the record date fixed pursuant to Section 5 or Section 6 of Article II hereof) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 1. GENERAL. The Corporation shall indemnify persons who are or were a director, officer, employee or agent of the Corporation, or persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (such persons collectively referred to herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, all to the full extent permitted by Article 2.02-1 of the Texas Business Corporation Act. The rights of indemnification provided for in this Article VII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise.

         SECTION 2. INSURANCE. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her against the liability under the Act or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty of surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board of Directors of the Corporation regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board of Directors of the Corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors par-ticipating in approving such insurance or other arrangement shall be beneficiaries thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Distributions or share dividends to the shareholders of the Corporation, subject to the provisions of the Act and the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be declared and paid in cash or in property (other than shares or rights to acquire shares of the Corporation) provided that all such declarations and payments of distributions, and all declarations and issuances of share dividends, shall be in strict compliance with all applicable laws and the Articles of Incorporation.

         SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may increase, decrease or abolish any reserve in the same manner in which it was created.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 4. SEAL. The Corporation may have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

         SECTION 5. RESIGNATION. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IX

                               AMENDMENT TO BYLAWS

         Unless otherwise provided by the Articles of Incorporation or a bylaw adopted by the shareholders of the Corporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted, at any meeting of the shareholders of the Corporation or of the Board of Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares or the directors, as the case may be, present at such meeting.

                                  CERTIFICATION


         I, James R. Leone, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Amended Bylaws of MOBILE AREA NETWORKS, Inc. adopted by its Board of Directors as of December 24, 1996.




                                              /s/  James R. Leone
                                              -------------------------------
                                              Secretary

              STOCK TRANSFER RESTRICTION AND SHAREHOLDERS AGREEMENT

This Stock Transfer Restriction and Shareholders Agreement (this "Agreement") is entered into effective as of the 8th day of November, 1996, by and among MOBILE AREA NETWORKS, INC., a Texas corporation (the Corporation"), William J. Reid ("Reid"), George E. Wimbish ("Wimbish") and Robert M. Good ("Good"). Reid, Wimbish and Good, together with any subsequent shareholders in the Corporation who hereafter execute this Agreement, are collectively referred to herein as the Shareholders". Reid, Wimbish and Good are also sometimes referred to herein as the Named Shareholders".

                                R E C I T A L S:

WHEREAS, the Shareholders own all the issued and outstanding capital stock of the Corporation (all such capital stock, together with any hereafter acquired, is hereinafter referred to as the Shares"); and

WHEREAS, the Shareholders and the Corporation desire to enter into this Agreement to control the distribution of ownership interests in the Corporation and to promote the harmonious management of the Corporation's affairs.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                          RESTRICTIONS AGAINST TRANSFER

Except as otherwise provided in this Agreement, a Shareholder shall not transfer, assign, pledge, hypothecate, or in any way alienate any Shares, or any interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Corporation and the other Shareholders. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title to the purported transferee, and shall give the Corporation and the other Shareholders options to purchase such Shares in the manner and on the conditions hereinafter provided.

                                   ARTICLE II
                                     OPTIONS

2.1 OPTION UPON VOLUNTARY TRANSFER.

2.1.1 Notice of Intention to Transfer. If a Shareholder intends to voluntarily transfer any of its Shares to any person other than the Corporation and does not obtain the written consents required in ARTICLE I hereof, the Shareholder shall give written notice to the Corporation and the other Shareholders stating (i) the intention to transfer Shares, (ii) the number of Shares to be transferred,
(iii) the name, business and residence address of the proposed transferee, (iv) the nature and amount of the consideration, and (v) the other terms of the proposed sale.

2.1.2 Option to Purchase. The Corporation shall have, and may exercise within 60 days after receipt of the notice of intent to transfer, an option to purchase all or any portion of the Shares owned by the transferring Shareholder for the price and upon the other terms stated in the notice of intent to transfer. If the Corporation elects not to purchase all or any portion of such Shares, it shall, prior to the expiration of said 60-day period, notify the other Shareholders in writing of its election, and the other Shareholders shall have, and may exercise within 30 days of receipt of the Corporation's notice of election, an option to purchase such unpurchased Shares upon the same terms and conditions.

2.1.3 Death Before Closing. If a Shareholder who proposed to transfer Shares dies prior to the closing of the sale and purchase contemplated by this Section 2.1, the Shares of such deceased Shareholder shall be the subject of sale and purchase under Section 2.3.

2.1.4 Allowable Consideration. All parties hereto acknowledge and agree that it would be impractical to exercise an option to purchase arising pursuant to this
Section 2.1 whenever the proposed consideration to be received by the transferring Shareholder is other than cash. Therefore, the parties agree that no transfer shall be permitted and no option shall arise pursuant to this
Section 2.1 whenever the consideration to be received from the proposed transferee is other than cash.

2.2 OPTION UPON CERTAIN INVOLUNTARY TRANSFERS.

2.2.1 Exercise Event and Notice. The filing of a voluntary or involuntary petition of bankruptcy by or on behalf of a Shareholder, an assignment by a Shareholder of any of its Shares, or of any right or interest therein, for the benefit of creditors, or the voluntary transfer, transfer by law or any other transfer, of any Shares, or of any right or interest therein (other than transfers governed by ARTICLE I or Sections 2.1, 2.3, 2.4 or 2.5 hereof), shall give the Corporation and the other Shareholders the option to purchase the Shares of such bankrupt Shareholder or such transferred Shares as provided herein. Upon the filing of a voluntary or involuntary petition of bankruptcy by or on behalf of a Shareholder or an assignment by Shareholder of any of its Shares, or of any right or interest therein, for the benefit of creditors, the Shareholder or its personal representative shall promptly give written notice of such occurrence to the Corporation and to the other Shareholders. In the event of a transfer of Shares, as described above, the Shareholder transferring such Shares shall promptly give written notice of such transfer to the Corporation and to the other Shareholders.

2.2.2 Option to Purchase. The Corporation shall have, and may exercise within 60 days after receipt of the notice of the applicable Exercise Event, an option to purchase all or any portion of the Shares owned by the bankrupt or transferring Shareholder for the price and upon the other terms hereinafter provided. If the Corporation elects not to purchase all or any portion of such Shares, it shall, prior to the expiration of said 60-day period, notify the other Shareholders in writing of its election. The other Shareholders shall have, and may exercise within 30 days of receipt of the notice of election, an option to purchase such unpurchased Shares for the price and upon the other terms hereinafter provided.

2.3 PURCHASE AND SALE OF SHARES UPON DEATH.

2.3.1 Notice of Deaths. Upon the death of a Shareholder (other than a Shareholder who is also the spouse of a Named Shareholder, in which case Section
2.4 shall apply), the representative of the estate of the deceased Shareholder shall promptly give written notice of the death to the Corporation and the other Shareholders.

2.3.2 Option to Purchase. The Corporation shall have, and may exercise within 60 days after receipt of the notice of death, an option to purchase all or any portion of the Shares of the deceased Shareholder which, by the deceased Shareholder's last will and testament or by law, are not transferred as allowed by Section 2.5, for the price and upon the other terms hereinafter provided. If the Corporation elects not to purchase all or any portion of such Shares, it shall, prior to the expiration of said 60-day period, notify the other Shareholders in writing of its election. The other Shareholders shall have, and may exercise within 30 days of receipt of the notice of election, an option to purchase such unpurchased Shares for the price and upon the other terms hereinafter provided.

2.4 OPTION UPON DEATH OF A SHAREHOLDER'S SPOUSE, TERMINATION OF MARITAL RELATIONSHIP OR PARTITION OF COMMUNITY PROPERTY.

2.4.1 Death of Shareholder's Spouse. Shareholder and each Shareholder's spouse agree that in event the spouse of a Shareholder predeceases such Shareholder and such Shareholder does not succeed by the spouse's last will and testament or by operation of law to any Shares or into (including, without limitation, a community property interest of the spouse in any Shares, such Shareholder shall have and may exercise within 60 days after the death of the spouse Shareholders an option to purchase all or any portion of the spouse's Share interest therein for the price and upon the terms hereinafter provided. If the Shareholder's spouse elects to not purchase all or any portion of the deceased spouse's Share interest, it shall, prior to expiration of said 60-day period notify the Corporation and the other Shareholders in writing, its election. The Corporation shall then have, and exercise within 30 days of receipt of the election, an option to purchase the unpurchased, deceased spouse's Shares interest for the price and upon the other terms herein provided. If the Corporation elects not to purchase all or a portion of the deceased spouse's Shares or interest, shall prior to expiration of said 30-day period, notify the other Shareholders in writing of its election and the other Shareholders shall have, and may exercise within 30 days of receipt of election, an option to purchase the unpurchased deceased spouse's Shares or interest for the price and upon the terms hereinafter provided.

          2.4.2 Termination of Marital Relationship and Partition of Community Property. In the event a divorce, annulment or other proceeding for termination of the marital relationship is filed by or against a Shareholder, or upon the initiation of any voluntary or involuntary attempt to partition the community property estate between a Shareholder and the Shareholder's spouse for any reason, the Shareholder shall promptly give written notice to the Corporation and the other Shareholders of such event. The Shareholder may exercise within 60 days of giving of such notice, an option to purchase all or any portion of the spouse's Shares, or interest in any Shares (including without limitation community property interest), for the price and upon the terms hereinafter provided. If the Shareholder elects not to purchase all or any portion of the spouse's Shares or interest, it shall, prior to expiration of said 60-day period, notify Corporation in writing of its election and the Corporation shall have, and may exercise within 30 days of receipt of the election, an option to purchase the unpurchased spouse's Shares or interest, for the price and upon the other terms hereinafter provided. If the Corporation elects not to purchase all or any portion of the spouse's Shares or interest, it shall, prior to expiration of said 30-day period, notify the other Shareholders in writing of its election, and the other Shareholders shall have, and may exercise within 30 days of receipt of such election, an option to purchase the unpurchased spouse's Shares or interest for the price and upon the other terms hereinafter provided.

2.4.3 Applicability of this Section. In recognition of the fact that a Shareholder shall be entitled to transfer Shares to a spouse, or trust for the benefit of a spouse, pursuant to Section 2.5 below, it is acknowledged and agreed by the parties hereto that, notwithstanding the definition of Shareholders set forth in the introductory paragraph to this Agreement, the spouse of a Shareholder who receives Shares from a Shareholder pursuant to a transfer permitted by Section 2.5 below shall not be deemed a Shareholder for purposes of Section 2.4, and that a Shareholder for purposes of
Section 2.4 shall only be deemed to include persons who received their Shares other than by a transfer from their spouse pursuant to Section 2.5 below. Any person who receives their Shares from a spouse pursuant to Section 2.5 below shall not be entitled to receive or exercise any option to purchase the Shares, or interest therein, of any other current or future party to this Agreement under the provisions of this Section 2.4.

2.5 PERMITTED INTRA-FAMILY TRANSFERS.

The transfer restrictions of this Agreement shall not apply to a transfer (either inter-vivos or testamentary) by any Named Shareholder to such Named Shareholder's spouse or lineal descendants, or a trust for the sole benefit of them. However, before any such transfer shall be made, the transferring Named Shareholder shall give written notice thereof to the Corporation and the other Named Shareholders and the transferring Named Shareholder shall require that the person(s) or trust(s) acquiring the transferred Shares (i) execute a counterpart of this Agreement and become a party hereto and thereafter hold such Shares subject to all the terms and conditions provided herein, such that any subsequent transfer of such Shares (or interest therein) shall only be made in accordance with the terms and conditions provided herein, and (ii) execute such agreements, documents and instruments as the Named Shareholders shall, from time to time, require, in each Named Shareholder's sole discretion, to provide that the transferee will thereafter vote all Shares at any time owned or controlled by the transferee in favor of the living Named Shareholders, or designees of the living Named Shareholders, for (A) all positions on the Corporation's Board of Directors and (B) all officers of the Corporation. It is the intention of all parties and signatories hereto that the foregoing provision be construed to allow the Named Shareholders to control the size and composition of the Corporation's Board of Directors and the identity of all the Corporation's officers; and any proxies given or implied in connection therewith shall be conclusively deemed to be coupled with an interest and irrevocable.

2.6 PLEDGES.

A Shareholder may grant a security interest in, pledge, or otherwise encumber its Shares without the consent of the other Shareholders, but only if such security interest, pledge, or other encumbrance is made subject to this Agreement and the restrictions on transfer herein set forth, which shall be applicable to the beneficiary of such security interest, pledge, or other encumbrance and any person acquiring any Shares from any such beneficiary, whether by foreclosure or otherwise.

Prior to any Shareholder granting a security interest in, pledging or otherwise encumbering any of its Shares, such Shareholder shall require the beneficiary thereof to execute a written acknowledgment in form and substance reasonably satisfactory to the other Shareholders and the Corporation, wherein such beneficiary acknowledges the terms and conditions of this Agreement and covenants that, upon an event of default and prior to foreclosing on, or otherwise forcing a transfer of, any pledged or encumbered Shares, such beneficiary shall give written notice of such event of default to the Corporation and the other Shareholders, which written notice shall be deemed an Exercise Event for purposes of Section 2.2 hereof and shall give rise to the option to purchase on the part of the Corporation and the other Shareholders as provided in Section 2.2.

2.7 ALTERNATE NOTICES.

The failure of any person, whether a party to this Agreement or otherwise, to give notice of the occurrence of an Exercise Event (as defined in Section 4.3) as contemplated herein shall not operate to prevent the creation of any option which would otherwise arise pursuant to this ARTICLE II. Any party to this Agreement who has actual knowledge of the occurrence of an Exercise Event may give the required written notice of the occurrence of an Exercise Event, and upon the giving of such written notice the options shall be created and become exercisable to the same extent as if such notice was given by the party initially contemplated above. For instance, and purely by way of example, in the event of the death of a Shareholder, another Shareholder having actual knowledge of the Shareholder's death may give the notice initially contemplated to be given by a representative of the estate of the deceased Shareholder pursuant to
Section 2.3.1 above, whereupon the Corporation's option described in Section
2.3.2 would arise and become exercisable to the same extent as if the notice had been given by the representative of the estate of the deceased Shareholder.

                                   ARTICLE III
                   EXERCISE OF OPTIONS: EFFECT OF NON-EXERCISE

3.1 MANNER OF EXERCISE OF OPTIONS.

All options granted in, or arising pursuant to, ARTICLE II shall be exercised by a written notice to that effect delivered within the time provided for the exercise of the option.

3.2 COMPLETE EXERCISE OF OPTIONS.

The holders of options granted in, or arising pursuant to, ARTICLE II must, either alone or in the aggregate, exercise the options in such a manner as-to purchase all of the Shares (or interest therein) subject to such options, and failure to do so shall cause a forfeiture of the options.

3.3 MULTIPLE OPTION HOLDERS.

In cases where an option is held by more than one Shareholder, each purchasing Shareholder shall be entitled to purchase his or her proportionate share of the Shares subject to the option. A Shareholder's proportionate share shall equal the total number of Shares subject to the option multiplied by a fraction the numerator of which is the number of Shares held by such Shareholder and the denominator of which shall be the number of Shares held by all Shareholders electing to exercise the option.

3.4 EFFECT OF NON-EXERCISE OF OPTIONS.

If the holders of options granted or arising pursuant to this Agreement do not exercise their options, or such options are forfeited, as provided herein, the person or persons acquiring the Shares (or interest therein) that were the subject of the options shall execute a counterpart of this Agreement and become a party hereto and shall hold such Shares subject to all the terms and conditions provided herein, and any transfer of such Shares (or interest therein) shall only be made in accordance with the terms and conditions provided herein. In the event the person or persons acquiring the Shares (or interest therein) fail to execute a counterpart of this Agreement and become a party hereto, such transfer shall be void and ineffectual, and shall not operate to transfer any interest or title to the purported transferee and such Shares shall thereafter be subject to cancellation and extinguishment by the Corporation, without consideration therefor. In addition, in the event of a voluntary transfer subject to the provisions of Section 2.1, upon the lapse or forfeiture of the options - arising pursuant to that Section, the Shareholder proposing the transfer shall have the right to effectuate the transfer of Shares in accordance with the terms stated in the notice of intent to transfer, and the transferee of such Shares shall execute and become a party to this Agreement and shall hold such Shares subject to all of its terms and conditions. Provided further, however, any such transfer of Shares shall be void and ineffectual, and shall not operate to transfer any interest or title to the purported transferee, if (i) the transfer is not upon the terms or is not to the transferee stated in the notice of intent to transfer, or (ii) the transfer is not closed within 10 days of receipt of written notice of the election not to exercise, or the forfeiture of, all applicable options.

                                   ARTICLE IV
                                 PURCHASE PRICE

4.1 PURCHASE PRICE.

The purchase price of Shares to be purchased pursuant to options granted, held or exercised pursuant to Sections 2.2, 2.3 and 2.4 hereof, shall be the amount calculated in accordance with Section 4.2 hereof.

4.2 CALCULATION OF PURCHASE PRICE.

The purchase price for Shares or any portion thereof or spouse's interest therein shall be equal to the Appraised Value of the Shares as of the Valuation Date (as defined in Section 4.3 hereof), reduced when necessary to reflect the purchase of less than a one hundred percent (100%) interest in each of the Shares to be transferred (for example: reduced by one-half when a spouse's interest is only an undivided one-half community property interest in each of the Shares of a Shareholder spouse). For purposes of this Agreement, the Appraised Value of Shares shall be determined by a certified business appraiser, selected by the Corporation, that is a member of either the American Society of Appraisers or the Institute of Business Appraisers; but if a Shareholder disagrees with such determination that Shareholder may, at its expense, have another certified business appraiser that is a member of one or both of the above named professional organizations determine the value, and if the two appraisers cannot agree upon a value, they shall mutually select a third certified business appraiser (that meets the above described membership requirements) who shall, together with the first two appraisers, determine the value of the Shares by majority vote. The expense of such third appraiser shall also be paid by the Shareholder who disagrees with the value determination of the Corporation's original appraiser, unless the appraised value ultimately determined is more than ten percent (10%) greater than the value determined by the Corporation's original appraiser.

4.3 CERTAIN DEFINITIONS.

As used herein, the term Evaluation Date shall mean and refer to the end of the fiscal year of the Corporation immediately preceding the Exercise Event, unless the purchasing party elects to use the alternate valuation date, in which event the Valuation Date shall be the end of the month immediately preceding the Exercise Event. As used herein, the term Exercise Events shall mean and refer to the event or circumstance described in ARTICLE II of this Agreement, as a result of which the Corporation or a Shareholder, as the case may be in the first instance, become entitled to exercise a purchase option hereunder.

                                    ARTICLE V
                          PAYMENT OF THE PURCHASE PRICE

5.1 PAYMENT.

Except as otherwise provided in this Agreement, including Section 2.1, the purchase price for Shares to be purchased from a selling party shall either: (i) be paid in cash; or (ii) at the option of the purchasing party, up to one hundred percent (100%) of the purchase price may be deferred with the remainder paid in cash at the closing.

5.2 PROMISSORY NOTE.

If the purchasing party elects to defer part of the purchase price by the execution and delivery of a promissory note, the deferred portion of the price shall be evidenced by the promissory note of the purchasing party to the order of the selling party payable in sixty (60) equal monthly installments of principal and interest on or before the first day of each month beginning the month next following the date of closing. The annual interest rate for such installment promissory note shall be equal to two percent (2%) plus the prime or base rate on corporate loans at large U.S. money center commercial banks as published in the Money Rates column of the Wall Street Journal on the date of exercise of the option to purchase (or, if such option is not exercised on a date on which such rate is published, the next following date on which such rate is published). In no event shall the interest rate exceed the maximum legal interest rate then prevailing for such obligations in the state of Texas. The note shall be secured by a first lien security interest in the Shares transferred and the purchasing party shall deliver certificates evidencing the Shares to the selling party and take such further action as is reasonably necessary to perfect the security interest.

                                   ARTICLE VI
                                   THE CLOSING

Unless otherwise agreed by the parties, the closing of the sale and purchase of Shares shall take place at the principal offices of the Corporation within sixty
(60) days after the exercise of any option provided by this Agreement. Each party hereto (including the spouses of the Shareholders) shall bear its own transaction costs, including legal and accounting fees, if any, attributable to any transfer of Shares, or any interest therein, pursuant to this Agreement. Upon the closing, the selling party shall deliver its Shares to the purchaser free and clear of all liens and encumbrances, and shall deliver to the Corporation its resignation and that of all of its nominees, if any, as officers and directors of the Corporation and any of the Corporation's subsidiaries. The selling party shall deliver to the purchasing party at closing, all appropriate documents of transfer, including without limitation bills of sale, assignments or other instruments of conveyance. As a condition to any closing of the sale and purchase of Shares (or any interest therein) pursuant to this Agreement: (i) the selling party shall be indemnified by the purchasing party (in a form reasonably satisfactory to the selling party) for all the Corporation's liabilities, whether fixed or contingent, to lenders and others, incurred prior to the closing of the transaction, (ii) the purchasing party and/or the Corporation shall cause the release of any personal guaranties by the selling party that the selling party may have granted to the Corporation's lenders or other creditors or which may have otherwise been provided by the selling party for the benefit of the Corporation, and (iii) if the selling party is a creditor of the Corporation, the purchasing party shall unconditionally guarantee the debt of the Corporation to the selling party and execute such documents and instruments of guarantee as may be necessary in connection therewith. Furthermore, and as a condition to closing, in the event the selling party owes any amounts to the Corporation at the time of closing, such indebtedness shall be paid in full by the selling party at or prior to the closing, or may be deducted from and offset against the purchase price by the purchasing party, in the purchasing party's sole discretion. In the event of a failure to close as a result of the non-satisfaction of the conditions to closing set forth herein, this Agreement shall remain in full force and effect and all Shares shall remain subject to the restrictions contained herein and, in addition, the parties hereto shall be entitled to such other remedies as may be available in the event the failure to close constitutes a breach hereof.

                                   ARTICLE VII
                      ACTIONS REQUIRING,UNANIMOUS APPROVAL

The following acts or transactions by the Corporation shall require the unanimous approval of all of the Shareholders:

         (a)      Any amendment to the Corporation's Articles of Incorporation.

         (b) Mergers, consolidations or combinations with other corporations or entities.

         (c) Issuance of any of the Corporation's capital stock, including any stock held as treasury stock by the Corporation.

         (d) Dissolving, liquidating, or filing bankruptcy or seeking relief under any debtor relief law.

         (e) The removal from office, or election, of any officer, director or advisory director.

         (f) The amount and timing of all salaries and bonuses paid by the Corporation, including, without limitation, those to any Shareholders or officers of the Corporation.

                                  ARTICLE VIII
                             LEGEND ON CERTIFICATES

All Shares now or hereafter owned by the Shareholders shall be subject to the provisions of this Agreement, and the certificates representing same shall bear the following legend:

         THE SHARES REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A STOCK TRANSFER RESTRICTION AGREEMENT AMONG THE CORPORATION AND THE WITHIN NAMED SHAREHOLDER, AND ANY AMENDMENT THERETO. THE AGREEMENT LIMITS THE USE OF THIS STOCK AS COLLATERAL FOR ANY LOAN WHETHER BY PLEDGE, HYPOTHECATION OR OTHERWISE. A COPY OF THE STOCK TRANSFER RESTRICTION AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF WITHOUT CHARGE UPON

         WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

This Agreement and all restrictions on stock transfer created hereby shall terminate on the occurrence of any of the following events:

         (a)      The dissolution of the Corporation.

         (b) The ownership by one person of all of the Shares of the Corporation which are then subject to this Agreement.

         (c) The execution of a written instrument by the Corporation and all of the Shareholders who then own Shares subject to this Agreement which terminates the same.

         (d) The date twenty-one (21) years after the death of the last survivor of all individuals who are parties to this Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1 REMEDIES FOR BREACH.

The Shares are unique chattels, and each party to this Agreement shall have the remedies which are available to him, her or it for the violation of any of the terms of this Agreement, including, but not limited to, the equitable remedy of specific performance.

10.2 BINDING EFFECT.

This Agreement is binding upon and inures to the benefit of the Corporation, its successors and permitted assigns and to the Shareholders and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned, in whole or in part, by any party hereto without the express written consent of all parties hereto.

10.3 PRIOR AGREEMENTS.

This Agreement supersedes all prior written and oral agreements between the parties regarding the subject matter hereof.

10.4 GOVERNING LAWS.

This Agreement is executed under, and in conformity with, the laws of the State of Texas and shall be governed thereby. If any provision of this Agreement shall be determined to be invalid or unenforceable or prohibited by the laws of the State of Texas, this Agreement shall be considered divisible as to such provisions and such provisions shall be inoperative and shall not be a part of the consideration moving from any party to another party. The remaining provisions shall be valid and binding upon the parties and be of like effect as though such invalid, unenforceable or prohibited provisions were not included herein.

10.5 AMENDMENT.

This Agreement may be amended in whole or in part only by the written consent of all the parties. Such amendment shall be effective as of the date then determined by the parties and shall supersede any provisions herein contained which are in conflict.

10.6 CAPTIONS AND GENDER.

The captions and titles herein are for convenience only and are not intended to include or conclusively define the subject matter of the text. All pronouns and references thereto shall refer to the masculine, feminine, and neuter genders, singular or plural, as the identification of the persons, entities, and corporations may require. The term Persons as used in this Agreement shall include natural persons, corporations, partnerships, trusts, estates and any other form of entity.

10.7 NOTICES.

All notices required to be given hereunder shall be deemed to be duly given by personally delivering such notice or by mailing it by certified mail, to the Corporation and to the Shareholders at the following addresses (which may be changed by giving written notice of such change to all other parties hereto):

         To the Corporation:        MOBILE AREA NETWORKS, Inc.
                                    7819 Pencross Lane
                                    Dallas, Texas 75248

         To Reid:                   William J. Reid
                                    7819 Pencross Lane
                                    Dallas, Texas 75248

         To Wimbish:                George E. Wimbish
                                    1279 Regency Place
                                    Heathrow, Florida 32746

         To Good:                   Robert M. Good
                                    1282 Regency Place
                                    Heathrow, Florida 32746

10.8 EXECUTION OF DOCUMENTS.

Whenever Shares are to be purchased by the Corporation or a Shareholder pursuant to this Agreement, the transferor shall do all things and execute and deliver all documents and make all transfers as may be necessary to consummate such purchase. In the event that the transferor refuses to abide by the terms and conditions specified herein, the purchaser(s) may tender payment for such Shares by mailing payment to the transferor's attention at the address of the Corporation's registered office on file at the office of the Texas Secretary of State. After payment is tendered accordingly, the Corporation shall be entitled to cancel such Shares on its books, and reissue such Shares to the purchaser(s) or, if the purchaser is the Corporation, the Corporation may hold such Shares as treasury stock or cancel such Shares.

10.9 ACTIONS BY THE CORPORATION.

Any decision by the Corporation to exercise any purchase option, give any notice or otherwise enforce any provisions of this Agreement, shall be made by a majority vote of Shareholders who are not then in breach of this Agreement and whose Shares are not then the subject of any option or requirement of notice of an Exercise Event.

EXECUTED as of the date first mentioned above.

 CORPORATION:                                  MOBILE AREA NETWORKS, INC.

                                               By:  /s/ William J. Reid
---------------------------------                 -----------------------------
                                                         William J. Reid

Reid:
/s/  William J. Reid                           By: /s/  William J. Reid
---------------------------------                 ------------------------------
                                                         William J. Reid

Wimbish:
/s/  George E. Wimbish                         By: /s/  George E. Wimbish
---------------------------------                 ------------------------------
                                                         George E. Wimbish

Good:
/s/  Robert M. Good                            By: /s/  Robert M. Good
---------------------------------                 ------------------------------
                                                        Robert M. Good


                      SPOUSAL ACKNOWLEDGEMENT AND CONSENTS

The undersigned spouse of William J. Reid hereunto subscribes her name in evidence of her agreement and consent made in any interest in the capital stock of Mobile Area Networks, Inc., referred to in the foregoing Agreement, and to all other provisions of such Agreement.

                                      By:     /s/  Marilyn K. Reid
                                            ---------------------------------
                                                   Marilyn K. Reid

The undersigned spouse of George E. Wimbish hereunto subscribes her name in evidence of her agreement and consent made in any interest in the capital stock of Mobile Area Networks, Inc., referred to in the foregoing Agreement, and to all other provisions of such Agreement.

                                      By:    /s/  Judy D. Wimbish
                                            ---------------------------------
                                                  Judy D. Wimbish

The undersigned spouse of Robert M. Good hereunto subscribes her name in evidence of her agreement and consent made in any interest in the capital stock of Mobile Area Networks, Inc., referred to in the foregoing Agreement, and to all other provisions of such Agreement.

                                       By:     /s/  Marion Good
                                            ---------------------------------
                                                    Marion Good